Exhibit 10.46

Amendment to Agreement and Plan of Merger and Reorganization

This Amendment (this “Amendment”) to the Agreement and Plan of Merger and Reorganization among Hansen Medical, Inc., Redwood Merger Subsidiary, Inc. (“Merger Sub”), Redwood Second Merger Subsidiary, Inc. (“Second Merger Sub”), AorTx, Inc. (“Pre-Merger AorTx”) and David Forster and Louis Cannon, as Stockholders’ Representatives dated as of November 1, 2007 (the “Merger Agreement”) is entered as of September 16 2009 by and among Hansen, AorTx, Inc. (p/k/a Redwood Second Merger Subsidiary, Inc., “Post Merger AorTx”) and the Stockholders’ Representatives (collectively, the “Parties”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Merger Agreement.

Whereas Hansen, Post Merger AorTx and the Stockholders’ Representatives, among others, are parties to the Merger Agreement;

Whereas, pursuant to the Merger Agreement, Merger Sub was merged into Pre-Merger AorTx and Pre-Merger AorTx was then merged into Post Merger AorTx, such that Merger Sub and Pre-Merger AorTx no longer exist;

Whereas, the Merger Agreement provides for certain obligations of Hansen to make payments of additional consideration upon the achievement of certain milestones;

Whereas, the Merger Agreement further provides in certain circumstances for the license back to the former stockholders of Pre-Merger AorTx, Inc. (the “Former Stockholders”) of certain intellectual property via a newly formed entity owned by such Former Stockholders (the “License Back”);

Whereas, the Former Stockholders have formed CardiacMD, a Delaware corporation (“CardiacMD”), as the Newco provided for in the Merger Agreement;

Whereas, pursuant to the Merger Agreement, the License Back to Newco has occurred and pursuant to Section 2.07(i) of the Merger Agreement, “no Milestone Payment will be due or payable on account of the license to Newco or any activity resulting from that license”;

Whereas, the Stockholders’ Representatives (on behalf of the Former Stockholders) desire to accept an Assignment and License Agreement between Hansen and CardiacMD (the “License Agreement”) in order to amend and supersede the License Back to Newco and to confirm that Hansen has no further obligations under the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, intending to be legally bound, Hansen, Second Merger Sub and the Stockholders Representative hereby agree as follows:

1. Satisfaction of Hansen Obligations. The Parties hereby agree that, upon the execution and delivery of the License Agreement, Hansen has satisfied all (and is released from all) past, current and future obligations under the Merger Agreement including, without limitation, all obligations to pay Milestone Consideration or to enter into a license agreement with Newco.

2. No Newco License. The Parties acknowledge and agree that the License Agreement supersedes the license provided for in Section 2.07(j) of the Merger Agreement, which license is of no further force or effect.

3. Termination of Pre-Merger AorTx Representations. The Parties hereby agree that, upon the execution and delivery of the License Agreement, the survival of the representations and warranties set forth in Section 3.14 of the Merger Agreement shall terminate.

4. No other amendments. The Parties hereby agree and acknowledge that the except as provided in paragraphs 1 and 3 above, the Merger Agreement shall remain in full force and effect including, without limitation, the obligations of the Former Stockholders under Article IX.

5. Representation of the Stockholder Representatives. The Stockholder Representatives represent and warrant to Hansen that they have all the necessary power and authority to execute and deliver this Amendment on behalf of the Former Stockholders and that this Amendment, when executed and delivered by the Stockholders’ Representatives , shall constitute a legal valid and binding obligation of the Former Stockholders and the Stockholders Representatives will indemnify Hansen from any liability, damages, settlements, costs, expenses and attorneys fees in connection with any claim or allegation inconsistent with the immediately preceding sentence.

6. Representation of Hansen. Hansen represents and warrants that it has all the necessary power and authority to execute and deliver this Amendment and that this Amendment, when executed and delivered by Hansen, shall constitute a legal valid and binding obligation of Hansen and Hansen will indemnify the Stockholders’ Representatives and the Former Stockholders from any liability, damages, settlements, costs, expenses and attorneys fees in connection with any claim or allegation inconsistent with the immediately preceding sentence.

7. General. This Amendment shall be governed by and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. This Amendment may be executed in counterparts, which, when executed and delivered shall constitute one document. No addition to or modification of this Amendment shall be made unless in a writing signed by all of the Parties. This Amendment is the complete and exclusive statement of the mutual understanding of the parties with respect to the subject matter of this Amendment and governs over all previous written and oral agreements with respect to the subject matter hereof.

The following signatories represent and warrant that each is the authorized representative of the applicable party, having full power and authority to sign on behalf of and to bind such party and that upon signing and delivery of signature pages by all parties, such party will be bound hereby.

HANSEN MEDICAL, INC.

/s/ Frederic Moll
Frederic H. Moll, President and CEO

STOCKHOLDERS REPRESENTATIVES

/s/ David Forster
David Forster

/s/ Louis Cannon
Louis Cannon

SECOND MERGER SUB (AorTx, Inc.)

/s/ Steven M. Van Dick
Name

CFO
Title

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